EXHIBIT 5.3
                                                                    -----------




                                                    June 7, 2007



Nexen Inc.
801-7th Avenue S.W.
Calgary, AB
T2P 3P7

RE: REGISTRATION STATEMENT ON FORM F-10 (THE REGISTRATION STATEMENT) OF NEXEN INC. (THE CORPORATION) FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE SEC) ON JUNE 7, 2007

Gentlemen:

        We hereby consent to the use of and reference to the name DeGolyer and MacNaughton under the heading "Experts" in the above-referenced Registration Statement and the inclusion of information derived from our four opinion letters dated January 24, 2007, in: (i) the Revised Annual Information Form of the Corporation dated April 2, 2007; (ii) the annual report of the Corporation on Form 10-K as filed with the SEC on February 26, 2007, as amended by the amended annual report of the Corporation on Form 10-K/A as filed with the SEC on April 2, 2007; and (iii) the Registration Statement.

                                        Very truly yours,

                                        /s/ DeGolyer and MacNaughton

                                        DeGOLYER and MacNAUGHTON